Exhibit 10.106

AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE

[ALTERRA HEALTHCARE CORPORATION - CLINTON BROOKSIDE]

         THIS AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE dated as of December 21, 2001 (the "Amended Alterra Guaranty") from ALTERRA HEALTHCARE CORPORATION (formerly known as Alternative Living Services, Inc.), a Delaware corporation with an office for the transaction of business at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("Alterra" or the "Guarantor"), to KEY CORPORATE CAPITAL INC., a Michigan corporation with an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207 (the "Lender").

W I T N E S S E T H :

         WHEREAS, as of January 14, 2000, Clinton Brookside Road, LLC ("Clinton Brookside"), as maker, executed and delivered to Lender, as payee, its Secured Promissory Note in the principal sum of Three Million Three Hundred Thousand and 00/100ths ($3,300,000.00) Dollars (the "Prior Clinton Brookside Note"); and

         WHEREAS, the payment and performance of the Prior Clinton Brookside Note were guaranteed by Alterra pursuant to a certain Guaranty of Payment and Performance dated as of January 14, 2000 (the "Original Alterra Guaranty"); and

         WHEREAS, subject to the terms of a certain Omnibus Modification, Assumption and Joinder Agreement dated as of December 7, 2001 (the "December 7 Omnibus Modification Agreement"), (a) ALE4 LLC, a New York limited liability company with an office for the transaction of business at 250 South Clinton Street, Syracuse, New York 13202 ("ALE4"), assumed all obligations under, and agreed to comply with, perform and be bound by all of the terms and conditions set forth in, the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, as if ALE4 were an original party thereto, jointly and severally liable with Clinton Brookside for the payment and performance of all obligations owing to the Lender under the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, and (b) the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith were modified so as to effectuate such assumption and joinder by ALE4; and

         WHEREAS, subject to the terms of a certain Omnibus Modification, Assumption and Joinder Agreement dated as of even date herewith (the "December 21 Omnibus Modification Agreement"), (a) AHC Exchange Corporation, a Delaware corporation with an office for the transaction of business at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("AHC Exchange Corp." or the "Additional Borrower"), has assumed all obligations under, and agreed to comply with, perform and be bound by all of the terms and conditions set forth in, the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, in the place and stead of ALE4, as if AHC Exchange Corp. were an original party thereto, jointly and severally liable with Clinton Brookside for the payment and performance of all obligations owing to the Lender under the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, (b) ALE4 was released and discharged from and in respect of any and all liabilities and obligations that ALE4 had or ever could have had under or in respect of the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith, all as modified by the December 7 Omnibus Agreement, and (c) the Prior Clinton Brookside Note and all of the other loan documents executed in connection therewith were further modified so as to effectuate such assumption and joinder by AHC Exchange Corp.; and

         WHEREAS, Clinton Brookside and AHC Exchange Corp. (hereinafter collectively referred to as the "Clinton Brookside Borrower") desire to amend and restate the Prior Clinton Brookside Note, as modified by the December 7 Omnibus Modification Agreement and the December 21 Omnibus Modification Agreement, the remaining principal balance of which is currently $3,072,992.00, on terms and conditions acceptable to Lender; and

         WHEREAS, Alterra is the sole member of Clinton Brookside, and the sole shareholder of AHC Exchange Corp.; and

         WHEREAS, the Lender has required, as a condition of amending and restating the Prior Clinton Brookside Note, as modified by the December 7 Omnibus Modification Agreement and the December 21 Omnibus Modification Agreement, that the Guarantor execute and deliver this Amended Alterra Guaranty; and

         WHEREAS, the Guarantor is willing to enter into this Amended Alterra Guaranty on terms and conditions acceptable to the Lender in order to induce the Lender to permit the Clinton Brookside Borrower to amend and restate the Prior Clinton Brookside Note, as so modified, and the Guarantor has approved the form and substance of the Amended and Restated Secured Promissory Note dated as of even date herewith (the "Amended Note" or the "Clinton Brookside Loan") and any and all documents executed or delivered in connection with the Clinton Brookside Loan (collectively, the "Loan Documents").

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby intends to guarantee absolutely and unconditionally to the Lender, the punctual payment of the Clinton Brookside Loan and all notes or other evidences of indebtedness given by the Clinton Brookside Borrower to the Lender in connection therewith and all extensions, modifications or renewals thereof including, without limitation, the Amended Note (collectively, the "Note"), and all interest and other sums due under the Note or any of the other Loan Documents, and such further payment and performance as may be set forth in Article 2 hereof.

ARTICLE 1.

REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

         The Guarantor hereby represents and warrants to Lender that:

         Section 1.1.         Capacity of the Guarantor. Guarantor:

                   (A)         Has the capacity to enter into this Amended Alterra Guaranty.

                   (B)         Has its principal place of business at the address set forth at the head of this Amended Alterra Guaranty.

         Section 1.2         No Violation of Restrictions. Neither the execution and delivery of this Amended Alterra Guaranty, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Amended Alterra Guaranty will conflict with or result in a breach of any of the terms, covenants, conditions or provisions of any agreement, judgment or order to which any party named as a Guarantor is a party or by which any party named as a Guarantor is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature whatsoever.

         Section 1.3         Compliance with Law. Guarantor (A) is not in violation of any law, ordinance, governmental rule, regulation, order or judgment to which the Guarantor may be subject which would materially affect the business of the Guarantor and (B) has not failed to obtain any material license, permit, franchise or other governmental authorization necessary to the conduct of its present business.

         Section 1.4         Financial Statements. The financial statements submitted to Lender by the Guarantor, including balance sheets, statement of income, retained earnings and other related schedules, fairly represent the financial condition of such Guarantor as of the date of each statement and there has been no adverse material change in the financial condition of Guarantor since the date of the respective statements submitted to Lender.

         Section 1.5         Solvency of Guarantor and Borrower. Guarantor has made an appropriate financial investigation of the Clinton Brookside Borrower and has determined that the Clinton Brookside Borrower is solvent at the time of execution of this Amended Alterra Guaranty.

         Section 1.6         Affirmation. Guarantor hereby warrants and represents that as of the date of the execution and delivery of this Amended Alterra Guaranty to Lender, there are no off-sets or defenses to, or counterclaims in respect of, (i) the Clinton Brookside Loan, (ii) the Amended Note, (iii) the Original Alterra Guaranty, (iv) this Amended Alterra Guaranty, or (v) any of the other Loan Documents.

ARTICLE 2.

COVENANTS AND AGREEMENTS

         Section 2.1         Guaranty of Payment and Performance. The Guarantor irrevocably, absolutely and unconditionally guarantees to the Lender:

                   (A)         The punctual payment of the Clinton Brookside Loan, the Note, all principal and interest due thereunder and any other sums due under the Note or any of the Loan Documents.

                   (B)         The full and prompt payment and performance of any and all obligations of the Clinton Brookside Borrower to the Lender under the Loan Documents including, without limitation, the obligations of the Clinton Brookside Borrower concerning hazardous materials and other environmental matters contained in any of the Loan Documents.

         Section 2.2          Obligations Unconditional. This Amended Alterra Guaranty shall remain in full force and effect until the Clinton Brookside Loan, the Note and all sums due thereunder or under any of the other Loan Documents are paid in full, irrespective of any interruptions in the business relationships of the Clinton Brookside Borrower and the Guarantor with the Lender, and shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor, provided, however, that nothing contained in this Section 2.2 shall relieve Lender from its obligation to give any notice or opportunity to cure that may be required hereunder or under the Loan Documents:

                   (A)         The invalidity, irregularity, illegality or unenforceability of, or any defect in, the Note or any of the Loan Documents or any collateral security for the Clinton Brookside Loan (the "Collateral").

                   (B)         Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Note, or any other obligation of the Clinton Brookside Borrower or any other obligor, or any other terms of payment.

                  ( C)         The waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Clinton Brookside Borrower under the Note or any of the other Loan Documents.

                   (D)         The failure to give notice to the Guarantor of the occurrence of an event of default under the Note or any of the other Loan Documents, except as may be required herein.

                   (E)         The loss, release, sale, exchange, surrender or other change in any Collateral.

                   (F)         The extension of the time for payment of any principal of, or interest on, the Note or of the time for performance of any other obligations, covenants or agreements under or arising out of the Note or any of the other Loan Documents or the extension or the renewal of any thereof.

                   (G)         The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note or any of the other Loan Documents.

                   (H)         The taking of, or the omission to take, any of the actions referred to in the Note or any of the other Loan Documents.

                   (I)         Any failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in the Note or any of the other Loan Documents.

                   (J)         The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Clinton Brookside Borrower or any of their assets, or any allegation or contest of the validity of the Note or any of the other Loan Documents.

                   (K)         The default or failure of the Guarantor to fully perform any obligations set forth in this Amended Alterra Guaranty.

                   (L)         Any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Amended Alterra Guaranty.

                   (M)         Any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

         Section 2.3          Waiver by Guarantor. Provided that nothing contained in this Section 2.3 shall relieve Lender from its obligation to give any notice or opportunity to cure that may be required hereunder or under any of the other Loan Documents, the Guarantor hereby waives:

                   (A)         Notice of acceptance of this Amended Alterra Guaranty.

                   (B)         Diligence, presentment and demand for payment of the Clinton Brookside Loan and/or the Note.

                   (C)         Protest and notice of protest, dishonor or default to the Guarantor or to any other party with respect to the Clinton Brookside Loan.

                   (D)         Any and all defenses to payment including, without limitation, any defenses and counterclaims of the Guarantor or the Clinton Brookside Borrower based upon fraud, negligence or the failure of any condition precedent or claims of offset or defenses involving the invalidity, irregularity or unenforceability of all or any part of the liabilities herein guaranteed or any defense otherwise available to the Guarantor or the Clinton Brookside Borrower.

                   (E)         Until such time as the Note is paid in full and the Lender has received all other sums due under the terms of the Loan Documents, any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the Guarantor may now or hereafter have against the Clinton Brookside Borrower or any other person directly or contingently liable for the Clinton Brookside Loan guaranteed hereunder, or against or with respect to the Clinton Brookside Borrower's property (including, without limitation, property collateralizing the Clinton Brookside Loan), arising from the existence or performance of this Amended Alterra Guaranty and whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         Section 2.4         Nature of Guaranty. This Amended Alterra Guaranty is a guaranty of payment and not of collection and the Guarantor hereby waives the right to require that any action be brought first against the Clinton Brookside Borrower or any other Guarantor, or any security, or to require that resort be made to any security or to any balance of any deposit account or credit on the books of the Lender in favor of the Clinton Brookside Borrower or of any Guarantor.

         Section 2.5         Continuation of Guaranty. The Guarantor further agrees that the obligations hereunder shall continue to be effective or reinstated, as the case may be, if at any time payment or any part thereof of the Clinton Brookside Loan or the Note is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of the Clinton Brookside Borrower, the Guarantor or otherwise.

         Section 2.6         Subordination of Debt. The Guarantor hereby subordinates any and all indebtedness of the Clinton Brookside Borrower now or hereafter owed to Guarantor to all indebtedness of Clinton Brookside Borrower to Lender, and agrees with Lender that from and after, but only from and after, the date whereon Lender notifies Guarantor that the Clinton Brookside Borrower is then in default under the Note or one or more of the Loan Documents, Guarantor shall not demand or accept any payment from the Clinton Brookside Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and paid over to Lender on account of the indebtedness of the Clinton Brookside Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Amended Alterra Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

         Section 2.7         Financial Statements. Guarantor will advise Lender in writing if Guarantor operates on other than a calendar year basis. Guarantor will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with Generally Accepted Accounting Principles and will deliver to Lender, within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a copy of the annual financial statements of Guarantor relating to such fiscal year, such statements to include (A) the balance sheet of Guarantor as at the end of such fiscal year and (B) the related income statement and statement of changes in the financial position of Guarantor for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Guarantor also agrees to deliver to Lender from time to time at the request of Lender, such other financial information with respect to Guarantor as Lender may reasonably request. Guarantor shall be deemed to satisfy its obligation with respect to Financial Statements by providing copies of all publicly filed Financial Statements.

         Section 2.8         Transfer of Interest. Except as permitted in Section "23" of the Mortgage and Security Agreement dated as of January 14, 2000, as modified by (a) that certain Modification, Assumption and Joinder Agreement dated as of December 7, 2001 executed and delivered by Clinton Brookside and ALE4 to Lender, (b) that certain Modification, Assumption and Joinder Agreement dated as of December 21, 2001 executed and delivered by Clinton Brookside and AHC Exchange Corp. to Lender, and (c) that certain Mortgage Modification and Extension Agreement dated as of even date herewith executed and delivered by the Clinton Brookside Borrower to Lender, Guarantor agrees not to make or permit to be made, by voluntary or involuntary means, any transfer of the following, without first obtaining the prior written consent of Lender: (A) Guarantor's membership interests in Clinton Brookside, or (B) Guarantor's shareholder interests in AHC Exchange Corp. Notwithstanding anything to the contrary contained herein, no transfer of a membership or shareholder interest shall affect the liability or obligations, if any, of the transferring member or shareholder under the Loan Documents.

ARTICLE 3.

EVENTS OF DEFAULT

         Section 3.1         Events of Default Defined. An "Event of Default" shall exist if any of the following occurs:

                   (A)         Any party named as a Guarantor fails to perform or observe any covenant contained herein and the continuance of such failure for a period of thirty (30) days after written notice thereof from Lender unless such failure cannot be reasonably cured within thirty (30) days in which case Guarantor shall commence to cure such failure within such thirty (30) day period and shall thereafter prosecute the same with due diligence.

                   (B)         Any warranty, representation or other statement by or on behalf of any party named as a Guarantor contained in this Amended Alterra Guaranty is false or misleading in any material respect when made.

                   (C)         A receiver, liquidator or trustee of any party named as a Guarantor or any of his or its property is appointed by court order, or any party named as a Guarantor is adjudicated bankrupt or insolvent or any of his or its property is sequestered by court order and such order remains in effect for more than thirty (30) days, or a petition is filed against any party named as a Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within ninety (90) days of such filing.

                   (D)         Any party named as a Guarantor files a petition in voluntary bankruptcy or seeks relief under any provision of any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

                   (E)         Any party named as a Guarantor makes an assignment for the benefit of creditors or consents to the appointment of a receiver, trustee or liquidator of all or any part of his or its property.

                   (F)         The occurrence of an "event of default" under the Note or any of the other Loan Documents and the continuance thereof beyond any applicable notice and/or cure period, provided a copy of any such applicable notice is sent to Guarantor.

          Section 3.2         Remedies on Default. If an "Event of Default" exists, Lender may proceed to enforce the provisions hereof and to exercise any other rights, powers and remedies available to the Lender.

          Section 3.3         Waiver and Notice.

                   (A)         No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Amended Alterra Guaranty now or hereafter existing at law or in equity or by statute.

                  (B)         No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

                  (C)         In order to entitle the Lender to exercise any remedy reserved to it in this Amended Alterra Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Amended Alterra Guaranty.

                  (D)         No waiver, amendment, release or modification of this Amended Alterra Guaranty shall be established by conduct, custom or course of dealing.

ARTICLE 4.

MISCELLANEOUS

          Section 4.1         Construction. If this Amended Alterra Guaranty is executed by two or more parties, they shall be jointly and severally liable hereunder and the phrase Guarantor whenever used herein shall be construed to refer to each of the parties in the same manner and with the same effect as if each party had signed a separate guaranty.

          Section 4.2         Governing Law. This Amended Alterra Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

          Section 4.3         Submission to Jurisdiction. The Guarantor hereby irrevocably and unconditionally agrees that any suit, action or proceeding arising out of or relating to this Amended Alterra Guaranty shall be brought in the state courts of the State of New York or any federal district court sitting therein and waives any right to object to jurisdiction within either of the foregoing forums by Lender.

          Section 4.4         Waiver of Jury Trial. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDED ALTERRA GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDED ALTERRA GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE CLINTON BROOKSIDE LOAN, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF GUARANTOR'S CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          Section 4.5         Successors and Assigns. This Amended Alterra Guaranty shall inure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto.

          Section 4.6         Notices. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service or (iv) sent by telecopy (with hard copy to follow by another accepted method), in each instance addressed to the addresses set forth at the head of this Amended Alterra Guaranty, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery or overnight courier, upon tender of delivery; in the case of mail, three Business Days after postmark; and in the case of telecopy, receipt of such telecopy independently confirmed by other than the sender's machine.

          Section 4.7         Entire Agreement. This Amended Alterra Guaranty and the other documents executed by the Guarantor in connection with the Clinton Brookside Loan (collectively, the "Guarantor Documents") constitute the entire understanding between the Guarantor and the Lender relating to the Clinton Brookside Loan, and to the extent that any writings not signed by the Lender or oral statements or conversations at any time made or had are inconsistent with the provisions of this Amended Alterra Guaranty, the same shall be null and void.

          Section 4.8         Amendments. No amendment, change, modification, alteration or termination of this Amended Alterra Guaranty shall be made except upon the written consent of the Lender.

          Section 4.9         Assignment. This Amended Alterra Guaranty is assignable by Lender in whole or in part in conjunction with an assignment of the Note, and any assignment hereof or any transfer or assignment of the Note or portions thereof shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

          Section 4.10         Partial Invalidity. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Amended Alterra Guaranty shall not affect the validity or enforceability of the remaining portions of the Amended Alterra Guaranty or any part thereof.

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         IN WITNESS WHEREOF, the Guarantor has executed this Amended Alterra Guaranty as of the day and year first above written.

ALTERRA HEALTHCARE CORPORATION

/s/ Kristin Ferge
Name: Kristin Ferge

STATE OF NEW YORK         )
                                                  )ss.:
COUNTY OF ALBANY         )

         On the ___ day of December, 2001, before me, the undersigned, personally appeared Kristin Ferge, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and she acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                                      ____________________________

                                                      Notary Public